UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

NEUROBO PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37809	47-2389984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Berkeley Street, 19th Floor

Boston, Massachusetts 02116

(Address of principal executive offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 702-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NRBO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 1, 2023, NeuroBo Pharmaceuticals, Inc. (the “Company”) determined to discontinue its clinical development of ANA001 (niclosamide) and clinical development of Gemcabene for the treatment of COVID-19. The Company made the decision to discontinue clinical development of ANA001 and clinical development of Gemcabene for the treatment of COVID-19 based upon:

●	the significant reduction in the incidence and severity of COVID-19 cases globally;

●	the difficulties in recruiting subjects with COVID-19 for any future studies involving either ANA001 or Gemcabene, which the Company anticipates will continue for the foreseeable future;

●	only 48 subjects were able to be studied since the initiation of the Phase 2 portion of such Phase 2/3 double-blinded, placebo-controlled clinical trial of ANA001 for the treatment of COVID-19, further challenging the commercial viability of ANA001; and

●	the results of the completion of the Phase 2 portion of the Phase 2/3 double-blinded, placebo-controlled clinical trial of ANA001 for the treatment of COVID-19, which was not determinable with respect to efficacy.

The Company analyzed the data from the Phase 2 clinical trial and performed a high-level review of the efficacy and safety data from such study to assess niclosamide’s safety, tolerability, and efficacy in moderate and severe hospitalized COVID-19 patients compared to placebo and concluded that ANA001’s efficacy was not determinable. The study did show that the overall safety and tolerability of ANA001 was similar to placebo. NeuroBo continues to pursue strategic alternatives for the Company’s other legacy assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NeuroBo Pharmaceuticals, Inc.

Date: June 2, 2023	By:	/s/ Joseph Hooker
Joseph Hooker
Interim President and Chief Executive Officer